UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

CIDARA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36912	46-1537286
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 21, 2017, Cidara Therapeutics, Inc. (the “Company”) issued a press release relating to the results of its Phase 2 clinical trial of CD101 topical, called the RADIANT study. A copy of the press release is attached as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On February 21, 2017, the Company reported results from its Phase 2 clinical trial of CD101 topical, called the RADIANT study, which was designed to evaluate gel and ointment topical formulations of CD101 in women with moderate-to-severe acute vulvovaginal candidiasis (“VVC”).

The RADIANT study was a multicenter, randomized, open-label, active-controlled, dose-ranging trial that enrolled 125 patients into three treatment cohorts. In the first cohort, 50 patients were treated with CD101 gel; a second cohort of 50 patients was treated with CD101 ointment. The third cohort comprised 25 patients treated with oral fluconazole.

The study found that while the gel and ointment topical formulations of CD101 were well tolerated, both formulations were similar in efficacy to each other but lower in clinical and mycological cure rates compared to oral fluconazole. As a result, the Company has discontinued the CD101 topical development program for VVC.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017	IGNYTA, INC.

	By:	/s/ Jeffrey Stein, Ph.D.
	Name:	Jeffrey Stein, Ph.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 21, 2017.

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